Receipt No. FY9800004635
          FILED
   IN THE OFFICE OF THE                             CSC
   SECRETARY OF STATE OF THE                        07/22/1997
   STATE OF NEVADA                                  REC'D BY SH    125     TH
        JUL 22 1997
     NO. C15693-97
     /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE




                           ARTICLES OF INCORPORATION

                                       OF

                               GEMMA GLOBAL INC.


         FIRST: The name of this corporation is:

                         GEMMA GLOBAL INC.

         SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc. at the above address.

         THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;
To engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the state of Nevada.

         FOURTH. The total authorized capital stock of the corporation is Ten Thousand (10,000) Shares Without Par Value.


         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced to less than one unless there is less than one stockholder.

         The name and post office address of the first board of directors, which shall be 1 in number, is as follows:

              NAME                        POST OFFICE ADDRESS

           Edward Litwak                  12869 Via Latina, Del Mar, CA  92104


         SIXTH: The capital stock, after the amount of the subscription price, or par value. has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH: The name and post office address of the incorporator signing the articles or incorporation is as follows:

       NAME                                  POST OFFICE ADDRESS

                                         c/o Corporate Agents, Inc.
  Sherry A. Reed                         1013 Centre Road
                                         Wilmington, DE 19805

         EIGHTH: The Corporation is to have perpetual existence.

         NINTH: In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized. subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors in the by-laws of the corporation.

         ELEVENTH: This corporation reserves the right to amend, alter, change or repeat any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, end all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Twenty-Second day of July, A.D. 1997.

/s/ Sherry A. Reed
----------------------------
Sherry A. Reed, Incorporator

STATE OF DELAWARE        )
                           SS
COUNTY OF NEW CASTLE     )


         On this Twenty-Second day of July, A.D., 1997, before me a Notary Public, personally appeared, Sherry A. Reed, who severally acknowledged that he/she executed the above instrument.

                                                         /s/ Signature Illegible
                                                         -----------------------
                                                         Notary Public



                            CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT OF RESIDENT AGENT

I, Lisa G. Mulligan, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.




                                                     July 22, 1997
/s/ Lisa G. Mulligan
-----------------------
Authorized Representative